Exhibit 99.1

CVR PARTNERS ANNOUNCES CLOSING OF SECONDARY OFFERING

OF COMMON UNITS BY CVR ENERGY

SUGAR LAND, Texas (May 28, 2013) – CVR Partners, LP (NYSE: UAN) (the “Partnership”) today announced that Coffeyville Resources, LLC (the “Selling Unitholder”), a wholly-owned subsidiary of CVR Energy, Inc., closed an offering of 12,000,000 common units representing limited partner interests (the “common units”) in the Partnership in a registered public offering at a public offering price of $25.15 per common unit. In connection with the offering, the Selling Unitholder granted the underwriters a 30-day option to purchase up to an additional 1,800,000 common units, which has not yet been exercised. The Partnership has not received and will not receive any of the proceeds from the offering and the number of common units outstanding will remain unchanged.

Credit Suisse, Citigroup, BofA Merrill Lynch, Barclays, UBS Investment Bank, Jefferies and J.P. Morgan acted as the joint book-running managers for the offering. RBC Capital Markets acted as a co-manager for the offering. The offering was made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from:

•	Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, telephone: (800) 221-1037, or by e-mail: newyork.prospectus@credit-suisse.com;

•	Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (800) 831-9146, or by e-mail: batprospectusdept@citi.com;

•	BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, email dg.prospectus_requests@baml.com;

•	Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (888) 603-5847, or by e-mail: barclaysprospectus@broadridge.com;

•	UBS Investment Bank, Attention: Prospectus Dept., 299 Park Avenue, New York, New York 10171, telephone: (888) 827-7275;

•	Jefferies LLC, 520 Madison Avenue, 12th Floor, New York, NY 10022, telephone: 877-547-6340, or by e-mail: Prospectus_Department@Jefferies.com; and

•	J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: (866) 803-9204.

You may also get these documents for free by visiting the Securities and Exchange Commission’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the common units or any other securities, nor shall there be any sale of the common units or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,”

or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, and any subsequently filed quarterly reports on Form 10-Q. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Partnership undertakes no duty to update its forward-looking statements.

About CVR Partners, LP

Headquartered in Sugar Land, Texas, with manufacturing facilities located in Coffeyville, Kan., CVR Partners, LP is a Delaware limited partnership focused primarily on the manufacture of nitrogen fertilizers. The CVR Partners nitrogen fertilizer manufacturing facility is the only operation in North America that uses a petroleum coke gasification process to produce nitrogen fertilizer and includes a 1,225 ton-per-day ammonia unit, a 3,000 ton-per-day urea ammonium nitrate unit, and a dual-train gasifier complex having a capacity of 84 million standard cubic feet per day of hydrogen.

For further information, please contact:

Investor Relations:

Wes Harris

281-207-3490

InvestorRelations@CVRPartners.com

Media Relations:

Angie Dasbach

913-982-0482

MediaRelations@CVRPartners.com